Exhibit 5.10

Alexco Resource Corp.

TO:	Alexco Resource Corp.

British Columbia Securities Commission

Ontario Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

Manitoba Securities Commission

United States Securities and Exchange Commission

Toronto Stock Exchange

Re:	Alexco Resource Corp. (the "Company")

Consent of Expert

Reference is made to the final short form base shelf prospectus of the Company dated November 2, 2020 and the documents incorporated by reference therein (the "Prospectus") and to the Company's amended registration statement on Form F-10/A (File No. 333-249529) (the "Registration Statement").

I hereby:

1.	consent to the use of my name and authorize the use of the information represented in the Prospectus and the Registration Statement as having been prepared by or under my supervision; and
2.	confirm that I have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the information represented in the Prospectus as having been prepared by me or under my supervision or within my knowledge as a result of the services performed by me in connection with such information.

Dated this 2nd day of November, 2020.

/s/ Alan McOnie

Alan McOnie, FAusIMM